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                                                                      EXHIBIT 11



                       CMP MEDIA INC. AND SUBSIDIARIES
                   COMPUTATION OF PRO FORMA NET INCOME PER
                      COMMON AND COMMON EQUIVALENT SHARE
                     (IN THOUSANDS, EXCEPT SHARE AMOUNTS)



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
                                                                                                            THREE MONTHS ENDED
                                                                    YEARS ENDED DECEMBER 31,                     MARCH 31,
                                                           -----------------------------------------    ----------------------------
                                                              1994            1995           1996           1996            1997
                                                           -----------    -----------    -----------    ------------    ------------
                                                                                                                  (unaudited)

Historical income (loss) before provision (benefit)
  for income taxes                                         $    28,969    $    17,230    $    27,763    $      (802)    $    (3,991)
Pro forma provision (benefit) for income taxes assuming
  change in tax status to C corporation prior to
  January 1, 1994                                               12,643          7,694         11,707           (338)         (1,740)
                                                           -----------    -----------    -----------    ------------    ------------
Pro forma net income (loss) applicable to common and
  common equivalent shares                                 $    16,326    $     9,536    $    16,056    $      (464)    $    (2,251)
                                                           ===========    ===========    ===========    ============    ============

Primary shares:
  Weighted average number of common stock and
  common stock equivalents outstanding:
    Common stock                                            18,874,570     18,874,570     18,874,570     18,874,570      18,874,570
    Options                                                    898,287        898,287        898,287        898,287         898,287
    Shares required to be issued to pay S Corporation
      Distribution                                           2,111,111      2,111,111      2,111,111      2,111,111       2,111,111
    Shares required to be issued to pay S corporation
      distributions in excess of earnings during the
      previous twelve months                                   572,222        572,222        572,222        572,222         572,222
                                                           -----------    -----------    -----------    ------------    ------------
                                                            22,456,190     22,456,190     22,456,190     22,456,190      22,456,190
                                                           ===========    ===========    ===========    ============    ============

Fully diluted shares:
  Weighted average number of common stock and
  common stock equivalents outstanding:
    Common stock                                            18,874,570     18,874,570     18,874,570     18,874,570      18,874,570
    Options                                                    898,287        898,287        898,287        898,287         898,287
    Shares required to be issued to pay S Corporation
      Distribution                                           2,111,111      2,111,111      2,111,111      2,111,111       2,111,111
    Shares required to be issued to pay S corporation
      distributions in excess of earnings during the
      previous twelve months                                   572,222        572,222        572,222        572,222         572,222
                                                           -----------    -----------    -----------    ------------    ------------
                                                            22,456,190     22,456,190     22,456,190     22,456,190      22,456,190
                                                           ===========    ===========    ===========    ============    ============
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